OMB APPROVAL
OMB Number: 3235-0060
Expires: April 30, 2009
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 29, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 8.01

Item 3.02

Unregistered Sales of Equity Securities

See Item 8.01

Item 8.01

Other Events

The Company announced that on June 28, 2006 it reached an agreement with Laurus Master Fund, LTD, to amend and restate the terms of a Secured Convertible Term Note, dated July 29, 2004, (as amended, modified and/or supplemented from time to time) by and between the Company and Laurus Master Fund, LTD in the original principal amount of five million dollars ($5,000,000), by payment of the principal amount of $166,667 due for the month of June 2006 by issuance of common stock, via debt conversion at $0.35 per share, as well as other modifications.  The Company has previously paid $25,259.11 interest payment for the month of June 2006.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

4.1

Amended and Restated Secured Convertible Term Note

10.1

Omnibus Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chairman and CEO

Date:  June 29, 2006